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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Acacia Research Corporation on Form S-3 of our report dated July 31, 1997 incorporated by reference into the Annual Report on Form 10-K/A of Acacia Research Corporation for the fiscal year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Finocchiaro & Co.

Finocchiaro & Co.

Pasadena, California
January 29, 1998

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